EXHIBIT 99.2

Douglas Emmett, Inc.

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange commission (SEC) on April 2, 2007.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of March 31, 2007

COMPANY BACKGROUND

We are one of the largest owners and operators of high-quality office and multifamily properties in Los Angeles County, California and have a growing presence in Honolulu, Hawaii. Our presence in Los Angeles and Honolulu is the result of a consistent and focused strategy of identifying submarkets that are supply constrained, have high barriers to entry and exhibit strong economic characteristics such as population and job growth and a diverse economic base. In our office portfolio, we focus primarily on owning and acquiring a substantial share of top-tier office properties within submarkets located near high-end executive housing and key lifestyle amenities. In our multifamily portfolio, we focus primarily on owning and acquiring select properties at premier locations within these same submarkets.

Our office portfolio consists of 46 properties with approximately 11.6 million rentable square feet, and our multifamily portfolio consists of nine properties with a total of 2,868 units. As of March 31, 2007, our office portfolio was 95.2% leased, and our multifamily properties were 99.4% leased. Our office portfolio contributed approximately 84.8% of our annualized rent as of March 31, 2007, while our multifamily portfolio contributed approximately 15.2%. As of March 31, 2007, our Los Angeles County office and multifamily portfolio contributed approximately 90.9% of our annualized rent, and our Honolulu, Hawaii office and multifamily portfolio contributed approximately 9.1%.

Our properties are concentrated in nine premier Los Angeles County submarkets—Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills and Burbank—as well as in Honolulu, Hawaii.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the SEC. Additional information about us and our properties is also available at our website www.douglasemmett. com .

Douglas Emmett, Inc.	CORPORATE DATA as of March 31, 2007

Number of office properties owned.	46
Square feet owned (in thousands)(1)	11,585
Office leased rate as of March 31, 2007	95.2%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of March 31, 2007	99.4%
Market capitalization (in thousands):
Total debt(2)	$2,750,000
Common equity capitalization(3)	$4,213,314
Total market capitalization(3)	$6,963,314
Debt/total market capitalization(3)	39.5%
Common stock data (NYSE:DEI):
Range of closing prices(4)	$24.99-29.01
Closing price at quarter end(5)	$25.53
Common shares outstanding (in thousands)(5)	115,006
Operating partnership units outstanding (in thousands)(5)	50,028
Weighted average common shares and units outstanding (in thousands)—diluted(4)	166,391

(1)	Includes a 30,000 square foot fitness center leased during the first quarter of 2007 currently under construction as a free standing building. This space is subject to BOMA remeasurement when the construction is complete.
(2)	Excludes non-cash loan premium as of March 31, 2007.
(3)	We calculate market capitalization by adding our total debt and total number of common shares and operating partnership units outstanding multiplied by the closing price of our stock at the end of the period.
(4)	For the quarter ended March 31, 2007.
(5)	As of March 30, 2007, the last trading day of the quarter.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200 Santa Monica, California 90401 (310) 255-7700 BOARD OF DIRECTORS

Dan A. Emmett	Chairman of the Board, Douglas Emmett, Inc.	Leslie E. Bider	Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc. and Private Investor	Thomas E. O’Hern	Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company

Jordan L. Kaplan	President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman	Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC.	Dr. Andrea L. Rich	Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles

Kenneth M. Panzer	Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab	Chief Executive Officer, NHP Foundation	William Wilson III	Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan	President and Chief Executive Officer	Andres Gavinet	Executive Vice President of Finance	Barbara J. Orr	Chief Administrative Officer

Kenneth M. Panzer	Chief Operating Officer	Gregory R. Hambly	Chief Accounting Officer	Allan B. Golad	SVP, Property Management

William Kamer	Chief Financial Officer			Michael J. Means	SVP, Commercial Leasing

INVESTOR RELATIONS
Investor Relations Contact: Mary C. Jensen, Vice President—Investor Relations (310) 255-7751 Email Contact: ir@douglasemmett.com Please visit our corporate website at: www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED FINANCIAL RESULTS

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS For the three months ended March 31, 2007 (unaudited and in thousands, except per share data)

Revenues:
Office rental:
Rental revenues	$91,612
Tenant recoveries	7,858
Parking and other income	11,100

Total office revenues	110,570
Multifamily rental:
Rental revenues	16,514
Parking and other income	491

Total multifamily revenues	17,005

Total revenues	127,575

Operating Expenses:
Office rental	32,966
Multifamily rental	4,923
General and administrative	5,042
Depreciation and amortization	51,121

Total operating expenses	94,052

Operating income	33,523
Interest and other income	82
Interest expense	(38,302)

Loss before minority interests	(4,697)
Minority interests(1)	1,424

Net loss	$(3,273)

Net loss per common share—basic and diluted	$(0.03)

Weighted average shares of common stock outstanding—basic and diluted	115,006

(1)	Represents the portion of results attributable to ownership interests in our operating partnership through OP units.

Douglas Emmett, Inc.	BALANCE SHEETS (unaudited and in thousands)

	March 31, 2007	December 31, 2006
Assets
Investment in real estate:
Land	$813,599	$813,599
Building and improvements	4,865,897	4,863,955
Tenant improvements and leasing costs	419,350	411,063

	6,098,846	6,088,617
Less: accumulated depreciation	(83,638)	(32,521)

Net investment in real estate	6,015,208	6,056,096
Cash and cash equivalents	3,850	4,536
Tenant receivables	3,915	4,160
Deferred rent receivables	8,092	3,587
Interest rate contracts	71,274	76,915
Acquired above-market lease intangibles, net	31,413	34,137
Other assets	20,089	20,687

Total assets	$6,153,841	$6,200,118

Liabilities
Secured notes payable	$2,750,000	$2,760,000
Unamortized non-cash debt premium	28,607	29,702
Interest rate contracts	16,200	6,278
Accrued interest payable	12,614	12,701
Acquired below-market lease intangibles, net	251,062	263,649
Accounts payable and accrued expenses	41,894	39,035
Security deposits	29,176	28,670
Dividends payable	20,126	13,801

Total liabilities	3,149,679	3,153,836
Minority interest(1)	927,685	934,509
Stockholders’ Equity
Common stock	1,150	1,150
Additional paid-in capital	2,144,591	2,144,600
Accumulated other comprehensive (loss) income	(11,473)	415
Accumulated deficit	(57,791)	(34,392)

Total stockholders’ equity	2,076,477	2,111,773

Total liabilities and stockholders’ equity	$6,153,841	$6,200,118

(1)	Represents the ownership interest of our OP unit holders in our operating partnership, excluding DEI.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS For the three months ended March 31, 2007 (unaudited and in thousands, except per share data)

Funds From Operations (FFO)(1):
Net loss	$(3,273)
Depreciation and amortization assets of real estate	51,118
Minority interests	(1,424)

FFO	$46,421

Adjusted Funds From Operations (AFFO)(2):
FFO	$46,421
Straight-line rent adjustment	(4,505)
Amortization of acquired above and below market leases	(9,863)
Amortization of interest rate contracts and loan premium	2,474
Amortization of prepaid financing	249
Recurring capital expenditures, tenant improvements and commissions leasing	(5,929)
Non-cash compensation expense	626

AFFO	$29,473

Weighted average common shares outstanding (in thousands)—diluted for the quarter ended March 31,2007	166,391
FFO per share—diluted	$0.28
Dividends per share declared	$0.175
AFFO payout ratio	$97.99%

(1)	We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.
(2)	Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions. AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. We believe that net income is the most directly comparable GAAP financial measure to AFFO. We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REIT’s since AFFO is a widely reported measure used by other REIT’s. However, other REIT’s may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REIT’s.

Douglas Emmett, Inc.	DEBT BALANCES as of March 31, 2007 (unaudited and in thousands)

Type of Debt	Principal Balance	Fixed/Floating Rate	Hedged Annual Interest Rate(1)	Maturity Date	Swap Maturity Date
Variable Rate Swapped to Fixed Rate:
Modified Term Loan(2)(3)	$2,300,000	LIBOR + 0.85%	5.13%	09/01/12	08/01/10- 08/01/12
Fannie Mae Loan(4)	153,000	DMBS + 0.60%	4.70	12/22/11	08/01/11
Fannie Mae Loan(4)	140,000	DMBS + 0.60%	4.70	12/22/11	08/01/11
Fannie Mae Loan(4)	75,000	DMBS + 0.76%	4.86	02/01/15	08/01/11
Fannie Mae Loan(4)	82,000	LIBOR + 0.62%	5.62	02/01/16	03/01/12

Subtotal	2,750,000
Unamortized Loan Premium(5)	28,607

Total	$2,778,607

(1)	Includes the effect of interest rate contracts, where applicable, and a one-month LIBOR rate of 5.32% as of March 31, 2007. Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.
(2)	Secured by the following properties and combined in seven separate cross collateralized pools: Studio Plaza, Gateway Los Angeles, Bundy/Olympic, Brentwood Executive Plaza, Palisades Promenade, 12400 Wilshire, First Federal Square, 11777 San Vicente, Landmark II, Sherman Oaks Galleria, Second Street Plaza, Olympic Center, MB Plaza, Valley Office Plaza, Coral Plaza, Westside Towers, Valley Executive Tower, Encino Terrace, Westwood Place, Century Park Plaza, Lincoln/Wilshire, 100 Wilshire, Encino Gateway, Encino Plaza, 1901 Avenue of the Stars, Columbus Center, Warner Center Towers, Beverly Hills Medical Center, Harbor Court, Bishop Place, Brentwood Court, Brentwood Medical Plaza, Brentwood San Vicente Medical, San Vicente Plaza, and Owensmouth. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(3)	Includes $1.11 billion swapped to 4.89% until August 1, 2010; $545.0 million swapped to 5.75% until December 1, 2010; $322.5 million swapped to 4.98% until August 1, 2011; and $322.5 million swapped to 5.02% until August 1, 2012.
(4)	Secured by the following properties and combined in four separate cross collateralized pools: Barrington Plaza, Pacific Plaza, 555 Barrington, The Shores, Moanalua Hillside Apartments and Villas at Royal Kunia. Fannie Mae Discount Mortgage-Backed Security (DMBS) generally tracks 90-day LIBOR.
(5)	Represents non-cash mark-to-market adjustment on variable rate debt associated with office properties.

Douglas Emmett, Inc.	DEBT MATURITIES as of March 31, 2007 (unaudited and in thousands)

Property	2007	2008	2009	2010	2011	Thereafter	Total
Variable Rate Swapped to Fixed Rate:
Modified Term Loan	$—	$—	$—	$—	$—	$2,300,000	$2,300,000
Fannie Mae Loan	—	—	—	—	153,000	—	153,000
Fannie Mae Loan	—	—	—	—	140,000	—	140,000
Fannie Mae Loan	—	—	—	—	—	75,000	75,000
Fannie Mae Loan	—	—	—	—	—	82,000	82,000

Total	$—	$—	$—	$—	$293,000	$2,457,000	$2,750,000

Fixed and Floating Rate Debt
Debt	Amount	Weighted Average Interest Rate(1)	Weighted Average Maturity (in years)
Fixed	$2,750,000	5.09%	5.51
Floating(2)	—	—	—

Total	2,750,000	5.09%	$5.51

(1)	Includes the effect of interest rate contracts, where applicable, and a one-month LIBOR rate of 5.32% as of March 31, 2007. Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.
(2)	Represents our senior secured revolving credit facility, which is secured by nine properties, matures on October 30, 2009 and has two one-year extension options available.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of March 31, 2007

Submarket	Number of Properties	Rentable Square Feet(1)	Percent of Total
West Los Angeles
Brentwood	13	1,390,627	12%
Olympic Corridor	4	922,414	8
Century City	2	866,123	8
Santa Monica	7	860,198	7
Beverly Hills	4	571,873	5
Westwood	2	396,806	3
San Fernando Valley
Sherman Oaks/Encino	9	2,879,078	25
Warner Center/Woodland Hills	2	2,597,823	22
Tri-Cities
Burbank	1	420,949	4
Honolulu	2	678,940	6

Total	46	11,584,831	100%

(1)	Based on BOMA 1996 remeasurement. Total consists of 10,890,977 leased square feet (includes 167,663 square feet with respect to signed leases not commenced), 554,696 available square feet, 66,680 building management use square feet, and 72,478 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS as of March 31, 2007

Submarket	Percent Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(3)
West Los Angeles
Brentwood	96.5%	$45,638,201	$34.48
Olympic Corridor	96.0	24,245,206	28.05
Century City	95.6	26,940,042	33.51
Santa Monica(4)	98.9	37,637,135	44.54
Beverly Hills	99.0	21,593,882	38.57
Westwood	96.2	12,720,257	33.73
San Fernando Valley
Sherman Oaks/Encino	96.5	77,085,344	28.49
Warner Center/Woodland Hills	91.4	60,229,801	26.88
Tri-Cities
Burbank	100.0	13,360,921	31.74
Honolulu	88.6	17,867,105	30.71

Total	95.2%	$337,317,894	$31.46

Recurring Capital Expenditures
—Office (per rentable square foot) for the three months ended March 31, 2007			$0.06

(1)	Includes 167,663 square feet with respect to signed leases not yet commenced.
(2)	Represents annualized monthly cash rent under leases commenced as of March 31, 2007. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Represents annualized rent divided by leased square feet (excluding 167,663 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.
(4)	Includes $1,108,103 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of March 31, 2007

Submarket	Number of Properties	Number of Units	Percent of Total
West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38

Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent(1)	Monthly Rent Per Leased Unit
West Los Angeles
Brentwood	99.7%	$23,068,554	$2,030
Santa Monica(2)	99.6	18,960,804	1,934
Honolulu	99.1	18,206,172	1,394

Total	99.4%	$60,235,530	$1,760

Recurring Capital Expenditures
—Multifamily (per unit) for the three months ended March 31, 2007			$80

(1)	Represents March 31, 2007 multifamily rental income annualized.
(2)	Excludes 10,013 square feet of ancillary retail space, which generated $280,011 of annualized rent as of March 31, 2007.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (Greater than 1% of Annualized Rent) as of March 31, 2007

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(2)	Percent of Annualized Rent
Time Warner(3)	4	4	2008-2019	642,845	5.5%	$20,865,388	6.2%
AIG SunAmerica	1	1	2013	182,010	1.6	5,192,084	1.5
The Endeavor Agency, LLC	1	1	2019	102,241	0.9	4,046,794	1.2
Blue Shield of California	1	1	2009	135,106	1.2	3,939,691	1.2
Metrocities Mortgage, LLC	4	2	2010-2015	138,040	1.2	3,823,832	1.1
Rubin Postaer & Associates	1	1	2007	80,766	0.7	3,628,851	1.1
Pacific Theatres Exhibition Corp(4)	1	1	2016	88,300	0.7	3,567,320	1.1

Total	13	11		1,369,308	11.8%	$45,063,960	13.4%

(1)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(2)	Represents annualized monthly cash rent under leases commenced as of March 31, 2007. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Includes a 10,000 square foot lease expiring in October 2008, a 62,000 square foot lease expiring in June 2010, a 150,000 square foot lease expiring in April 2016, and a 420,000 square foot lease expiring in September 2019.
(4)	Annualized rent excludes rent determined as a percentage of sales.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of March 31, 2007

Industry	Number of Leases	Annualized Rent as a Percent of Total
Financial Services	299	17.9%
Legal	296	15.1
Entertainment	108	11.6
Other	283	9.8
Real Estate	167	9.8
Health Services	266	8.5
Insurance	73	6.8
Retail	142	6.6
Accounting	119	6.6
Advertising	55	4.2
Technology	60	3.1

Total	1,868	100.0%

Douglas Emmett, Inc.	LEASE DISTRIBUTION as of March 31, 2007

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet(1)	Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total
2,500 or less	943	50.5%	1,263,475	10.9%	$40,676,635	12.1%
2,501-10,000	690	36.9	3,335,164	28.8	103,543,416	30.7
10,001-20,000	154	8.2	2,142,260	18.5	66,877,040	19.8
20,001-40,000	52	2.8	1,448,625	12.5	45,301,183	13.4
40,001-100,000	22	1.2	1,288,020	11.1	43,359,623	12.9
Greater than 100,000	7	0.4	1,245,770	10.8	37,559,997	11.1

Subtotal	1,868	100.0%	10,723,314	92.6%	337,317,894	100.0%
Available	—	—	554,696	4.8	—	—
BOMA Adjustment(3)	—	—	72,478	0.6	—	—
Building Management Use	—	—	66,680	0.6	—	—
Signed leases not commenced	—	—	167,663	1.4	—	—

Total	1,868	100.0%	11,584,831	100.0%	$337,317,894	100.0%

(1)	Based on BOMA 1996 remeasurement. Total consists of 10,890,977 leased square feet (includes 167,663 square feet with respect to signed leases not commenced 554,696 available square feet, 66,680 building management use square feet, and 72,478 square feet of BOMA 1996 adjustment on leased space.
(2)	Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of March 31, 2007. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	LEASE EXPIRATIONS as of March 31, 2007

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per Leased Square Foot at Expiration(4)
Available	—	554,696	4.8%	$—	—%	$—	$—
2007	319	1,087,940	9.4	36,026,851	10.7	33.11	33.14
2008	389	1,575,200	13.6	47,968,178	14.2	30.45	31.30
2009	346	1,515,482	13.1	47,377,000	14.0	31.26	32.93
2010	275	1,429,766	12.3	46,785,455	13.9	32.72	35.52
2011	264	1,379,973	11.9	43,987,272	13.0	31.88	35.80
2012	105	749,107	6.5	22,479,305	6.7	30.01	34.58
2013	62	714,920	6.2	22,135,169	6.6	30.96	36.22
2014	40	479,711	4.1	13,831,353	4.1	28.83	35.30
2015	28	397,670	3.4	11,491,269	3.4	28.90	35.81
2016	28	587,334	5.1	18,877,484	5.6	32.14	39.83
Thereafter	12	806,211	7.0	26,358,558	7.8	32.69	42.60
BOMA Adjustment(5)	—	72,478	0.6	—	—	—	—
Building Management Use	—	66,680	0.6	—	—	—	—
Signed leases not commenced	—	167,663	1.4	—	—	—	—

Total/Weighted Average	1,868	11,584,831	100.0%	$337,317,894	100.0%	$31.46	$35.08

(1)	Based on BOMA 1996 remeasurement. Total consists of 10,890,977 leased square feet (includes 167,663 square feet with respect to signed leases not commenced) 554,696 available square feet, 66,680 building management use square feet, and 72,478 square feet of BOMA 1996 adjustment on leased space.
(2)	Represents annualized monthly cash rent under leases commenced as of March 31, 2007. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.
(3)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) divided by leased square feet.
(4)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) at expiration divided by leased square feet.
(5)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS — NEXT FOUR QUARTERS as of March 31, 2007

Submarket		Q2 2007	Q3 2007	Q4 2007	Q1 2008
West Los Angeles
Brentwood	Expiring SF	77,786	61,376	31,285	23,625
	Rent per SF(1)	$36.15	$34.45	$33.42	$31.09
Olympic Corridor	Expiring SF	46,552	33,525	87,626	56,803
	Rent per SF(1)	$33.29	$28.77	$33.05	$28.51
Century City	Expiring SF	18,346	14,640	3,379	17,600
	Rent per SF(1)	$43.33	$32.72	$37.14	$39.26
Santa Monica	Expiring SF	82,958	16,445	11,174	28,621
	Rent per SF(1)	$45.08	$47.05	$48.42	$44.03
Beverly Hills	Expiring SF	31,766	13,701	8,620	3,619
	Rent per SF(1)	$38.04	$38.16	$39.90	$27.55
Westwood	Expiring SF	27,190	13,273	6,938	5,680
	Rent per SF(1)	$38.34	$37.07	$40.26	$35.59
San Fernando Valley
Sherman Oaks/	Expiring SF	98,613	52,733	90,998	55,535
Encino	Rent per SF(1)	$28.20	$28.21	$29.93	26.83
Warner Center/	Expiring SF	75,259	87,242	31,763	76,178
Woodland Hills	Rent per SF(1)	$26.96	$28.90	$26.59	24.41
Tri-Cities
Burbank	Expiring SF	—	—	—	—
	Rent per SF(1)	$—	$—	$—	$—
Honolulu	Expiring SF	14,612	37,924	12,216	7,885
	Rent per SF(1)	$31.30	$28.10	$34.33	$28.94
Total	Expiring SF	473,082	330,859	283,999	275,546
	Rent per SF(1)	$34.70	$31.50	$32.46	$29.70

(1)	Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY For the three months ended March 31, 2007

Gross New Leasing Activity
Rentable square feet		219,729
Number of leases		58

Gross Renewal Leasing Activity
Rentable square feet		218,628
Number of leases		58

Net Absorption
Leased rentable square feet(1)		136,127

Cash Rent Growth(2)
Expiring Rate		$30.29
New/Renewal Rate		$34.74
Increase		14.7%

Straight-Line Rent Growth(3)
Expiring Rate		$28.57
New/Renewal Rate		$37.44
Increase		31.0%

Weighted Average Lease Terms
New (in months)		68
Renewal (in months)		59

Tenant Improvement and Leasing Commissions (per rentable square foot)	Total Lease Transaction Costs	Annual Lease Transaction Costs
New leases	$27.32	$4.80
Renewal leases	$13.33	$2.73
Blended	$20.34	$3.77

(1)	Includes a 30,000 square foot fitness center leased during the first quarter of 2007 currently under construction as a free standing building. This space is subject to BOMA remeasurement when the construction is complete.
(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring space and the straight-line rent for new leases on the same space.